                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        INTEGRATED SURGICAL SYSTEMS, INC.

      The undersigned, Ramesh Trivedi, being the President of Integrated Surgical Systems, Inc., corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

      1. The name of the corporation is Integrated Surgical Systems, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 1, 1990.

      2. This Certificate restates the provisions of the Corporation's Certificate of Incorporation to read as set forth in Exhibit A attached to this Certificate.

      3. This restatement of the Corporation's Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has hereunto caused this Certificate of Restatement of the Certificate of Incorporation to be executed on behalf of the Corporation this 26th day of November, 1996.



                                          INTEGRATED SURGICAL SYSTEMS, INC.

                                          By: s/ Ramesh C. Trivedi
                                              ---------------------------------
                                                 Ramesh C. Trivedi
                                                 President
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                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        INTEGRATED SURGICAL SYSTEMS, INC.

      1. The name of the corporation is Integrated Surgical Systems, Inc. (the "Corporation").

      2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

      3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of capital stock that the Corporation shall have authority to issue is 16,000,000 shares, of which: 15,000,000 shares shall be common stock, $0.01 par value per share (the "Common Stock"); and 1,000,000 shall be Preferred Stock, $0.01 par value per share (the "Preferred Stock").

               Upon the filing of this Restated Certificate of Incorporation (the "Restatement") with the Delaware Secretary of State, which is concurrent with the closing of the Corporation's initial public offering, each currently outstanding share of Series D Preferred Stock shall be converted into one share of Common Stock, and the Series D Preferred Stock shall be cancelled, retired and eliminated from the authorized capital stock of the Corporation. No fractional shares shall be issued in connection with conversion, and the number of shares issuable to each stockholder shall be determined by rounding upward to the next whole number the total number of shares held by such stockholder

               The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares of capital stock or holders thereof are as set forth below:

          Preferred Stock:

          The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted


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by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

               (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

               (b) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

               (c) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

               (d) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

               (f) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (g) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

               (h) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.


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          The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board of Directors for such series, and no more, before any cash dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

          The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation."


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                            CERTIFICATE OF AMENDMENT
                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                        INTEGRATED SURGICAL SYSTEMS, INC.

      The undersigned, Ramesh Trivedi, being the Chief Executive Officer and President of Integrated Surgical Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

      1. The name of the corporation is Integrated Surgical Systems, Inc. (the "Corporation").

      2. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article 4 in its entirety and by substituting the following new Article 4:

            "4. The total number of shares of capital stock that the Corporation shall have authority to issue is 16,000,000, of which 1,000,000 shares shall be preferred stock, $0.01 par value per share (the "Preferred Stock"), and 15,000,000 shares shall be common stock, $0.01 par value per share (the "Common Stock").

                  The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of fixing of the following:

                  (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;
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                  (b)   The dividend rate of such series, the conditions and
                        time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

                  (c) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                  (d) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                  (f) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (g) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation; and

                  (h) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                  The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board of Directors for such series, and no more, before any cash


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                  dividends shall be declared and paid, or set apart for
                  payment, on the Common Stock with respect to the same dividend period.

                  The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation."

      3. This Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I have hereunto set my hand and caused this Amendment to be executed on behalf of the Corporation this 13th day of May, 1998.

                                          Integrated Surgical Systems, Inc.

                                          By:  s/  Ramesh C.Trivedi
                                               ---------------------------------
                                                   Ramesh C. Trivedi
                                                   Chief Executive Officer
                                                   and President


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